Exhibit 99.1

FTI CONSULTING, INC. REPORTS 2011 FOURTH QUARTER AND FULL YEAR RESULTS

• Record Fourth Quarter Revenues of $390.7 Million

• Fourth Quarter Adjusted EPS of $0.93, Including a $0.23 Revaluation Gain

• 2012 Guidance for Diluted EPS of $2.80 to $3.00

WEST PALM BEACH, FL, February 23, 2012

FTI Consulting, Inc. (NYSE: FCN), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value, today reported its financial results for the fourth quarter and full year ended December 31, 2011.

For the quarter, revenues increased 9.7 percent to a fourth quarter record of $390.7 million compared to $356.2 million in the prior year quarter. Diluted earnings per share and Adjusted EPS for the quarter were $0.93. For the quarter, Adjusted EPS before a $10.0 million revaluation gain (described elsewhere in this press release) were $0.70, representing a 34.6 percent increase over Adjusted EPS for the prior year quarter.

Cash from operations in the quarter was $127.0 million compared to $99.2 million in the prior year, and Cash and Cash equivalents were $264.4 million at December 31, 2011.

Adjusted EPS, Adjusted EBITDA, Adjusted Segment EBITDA and Adjusted Net Income (which appear in the accompanying tables) are non-GAAP measures, as defined elsewhere in this press release and are reconciled to GAAP measures in the financial tables that accompany this press release.

Commenting on these results, Jack Dunn, President and Chief Executive Officer of the Company said:

“This was a great year for FTI Consulting. Strong performances for Economics, Technology and FLC in the fourth quarter capped annual growth rates of 38 percent, 24 percent and 13 percent, respectively. Our global strategy of solving client issues wherever and whenever they occur continues to be validated by fourth quarter revenue growth in Latin America of 84 percent, Asia Pacific of 72 percent and EMEA of 26 percent.

“Innovation in our services and products and in the way we go to market is an important area of focus for our Company. We continue to lead in innovation of proprietary intellectual property in our technology segment, as demonstrated by industry awards, the success of our Acuity offering, the roll out of Ringtail® 8 and the application of intelligent review and predictive coding to provide better and more cost effective solutions for our clients. We have significantly increased our domain expertise in important industries such as healthcare, insurance and energy. We are offering new and enhanced services to major institutional investors around the world including global due diligence, transparency and compliance investigations.

“This growth and innovation is possible because of our sound financial position – our balance sheet, cash generation and earnings are sources of stability and allow us to invest in people and processes that form the foundation for continued organic growth and growth through acquisitions.

“We used this strength to complete a $500 million share repurchase program over the last two years without adversely affecting our financial position. We also capitalized on our position as an industry leader to attract over 200 great professionals from LECG through a series of transactions. These professionals, now benefitting from the strength of the FTI platform, are generating annualized revenue in excess of $100 million.

“Finally, we completed our ‘one firm’ project and now look to benefit from a common approach and brand around the globe. Our people have embraced ‘FTI Consulting’ as their brand, their shared vision and the platform from which they will continue to serve clients with wisdom, expertise, experience and enthusiasm. We look forward to 2012.”

Fourth Quarter Segment Results

Corporate Finance/Restructuring

Revenues in the Corporate Finance/Restructuring segment decreased 4.3 percent to $108.4 million from $113.2 million in the prior year quarter. While the pace of the business continued generally consistent with the prior three quarters, reduced demand for restructuring services was partially offset by improvements in the segment’s healthcare practice and contributions from its European tax group acquired from LECG. Adjusted Segment EBITDA before the revaluation gain was $29.4 million, or 27.1 percent of segment revenues, compared with $26.8 million, or 23.6 percent of segment revenues, in the prior year quarter.

Forensic and Litigation Consulting

For the quarter, revenues in the Forensic and Litigation Consulting segment increased 11.1 percent to $90.0 million from $81.0 million in the prior year quarter. Organic revenue growth of $3.5 million, or 4.3 percent, was driven by increased demand in the Asia Pacific region for forensic accounting and litigation support services, construction solutions, and higher revenues in the data analytics practice. The remainder of the increase resulted from revenues generated by the acquired LECG practices. Adjusted Segment EBITDA before the revaluation gain was $15.2 million in the quarter, or 16.9 percent of segment revenues, compared to $18.2 million, or 22.5 percent of segment revenues, in the prior year quarter. The decrease in Adjusted Segment EBITDA margin was primarily due to the investment in acquired practices and senior practitioners who have yet to achieve targeted revenue production.

Economic Consulting

For the quarter, revenues in the Economic Consulting segment increased 39.1 percent to $89.6 million from $64.4 million in the prior year quarter. Organic revenue growth of $7.4 million, or 11.4 percent, was primarily attributable to increased demand for our antitrust and M&A practice and our financial economics practice. The remainder of the increase resulted from revenues generated by the acquired LECG practices. Adjusted Segment EBITDA was $16.4 million, or 18.3 percent of segment revenues, compared to $12.8 million, or 19.9 percent of segment revenues, in the prior year quarter. The decrease in Adjusted Segment EBITDA margin was primarily attributable to higher variable compensation costs relative to 2010 and margin compression from the acquired practices, partially offset by higher total segment utilization and lower bad debt expense.

Technology

Revenues in the Technology segment increased 12.3 percent to $53.6 million from $47.7 million in the prior year quarter. The segment continued to benefit from investigation, litigation, and M&A activity. Several large client assignments drove higher demand for our AcuityTM review services, our on-demand hosting services and our associated consulting services. This increase was partially offset by lower direct licensing revenue compared to the prior year quarter. Adjusted Segment EBITDA was $18.6 million or 34.8 percent of segment revenues, compared to $17.7 million, or 37.1 percent of segment revenues, in the prior year quarter. The decrease in Adjusted Segment EBITDA margin was primarily due to a change in the mix of revenue with higher third party costs related to an increase in certain litigation engagements.

Strategic Communications

Revenues in the Strategic Communications segment decreased slightly to $49.2 million from $49.9 million in the prior year quarter. Adjusted Segment EBITDA was $7.5 million, or 15.3 percent of segment revenues, compared to $7.4 million, or 14.8 percent of segment revenues, in the prior year quarter.

Revaluation Gain – Acquisition-Related Contingent Consideration

Despite favorable performance of our recent Asian acquisition, the Company revalued the acquisition-related contingent consideration liability. This revaluation was based upon a reduction in the consideration expected to be paid during the remainder of the finite earnout period. The resulting reduction in the liability of $10.0 million was recorded as income and is included within “Acquisition-related contingent consideration” in the Consolidated Statements of Income.

2012 Guidance

Based on current market conditions and the factors described above, the Company estimates that revenues for 2012 will be between $1.60 billion and $1.72 billion and diluted EPS will be between $2.80 and $3.00. This guidance assumes no acquisitions and no share repurchases.

Fourth Quarter Conference Call

FTI will hold a conference call for analysts and investors to discuss fourth quarter financial results at 9:00 AM Eastern Time on February 24, 2012. The call can be accessed live and will be available for replay over the Internet for 90 days by logging onto the Company’s website at http://www.fticonsulting.com.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 3,800 employees located in 23 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate, and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management and restructuring. More information can be found at http://www.fticonsulting.com.

Use of Non-GAAP Measure

Note: We define Adjusted EBITDA as consolidated operating income before depreciation, amortization of intangible assets and special charges. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets and special charges. We define Adjusted Net Income as the net income excluding special charges and debt extinguishment costs that were incurred in that period. We define Adjusted earnings per diluted share (Adjusted EPS) as earnings per diluted share excluding the per share impact of special charges and debt extinguishment costs that were incurred in that period. Although Adjusted EBITDA, Adjusted Segment EBITDA, Adjusted Net Income and Adjusted EPS are not measures of financial condition or performance determined in accordance with generally accepted accounting principles (“GAAP”), we believe that these measures can be a useful operating performance measure for evaluating our results of operations as compared from period to period and as compared to our competitors. Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are common alternative measures of operating performance which may be used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry. We use Adjusted EBITDA and Adjusted Segment EBITDA to evaluate and compare the operating performance of our segments. Adjusted EBITDA, Adjusted Segment EBITDA, Adjusted Net Income and Adjusted EPS are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our statements of income. Reconciliations of operating income to Adjusted EBITDA, segment operating income to Adjusted Segment EBITDA, net income to Adjusted Net Income and EPS to Adjusted EPS are included in the accompanying tables to today’s press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flow in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer, the mix of the geographic locations where our clients are located or where services are performed, adverse financial, real estate or other market and general economic conditions, which could impact each of our segments differently, the pace and timing of the consummation and integration of past and future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and in the Company’s other filings with the Securities and Exchange Commission, including the risks set forth under “Risks Related to Our Business Segments” and “Risks Related to Our Operations”. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

FTI CONSULTING, INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

(in thousands, except per share data)

	Year Ended December 31,
	2011	2010 (1)

Revenues	$1,566,768	$1,401,461

Operating expenses
Direct cost of revenues	956,908	825,599
Selling, general and administrative expense	373,295	341,239
Special charges	15,212	51,131
Acquisition-related contingent consideration	(6,465)	1,190
Amortization of other intangible assets	22,371	23,910

	1,361,321	1,243,069

Operating income	205,447	158,392

Other income (expense)
Interest income and other	6,304	4,423
Interest expense	(58,624)	(50,263)
Loss on early extinguishment of debt	—	(5,161)

	(52,320)	(51,001)

Income before income tax provision	153,127	107,391

Income tax provision	49,224	41,407

Net income	$103,903	$65,984

Earnings per common share - basic	$2.53	$1.45

Weighted average common shares outstanding - basic	41,131	45,557

Earnings per common share - diluted	$2.39	$1.38

Weighted average common shares outstanding - diluted	43,473	47,664

(1)

These amounts are revised based upon our completion of a re-examination of our historical practices regarding our accounting for compensation expense related to our Senior Managing Director Incentive Compensation Program and related agreements. In connection with this evaluation, we concluded that we had reported immaterial errors in prior period financial statements. Further information related to these immaterial errors can be found in the Current Report on Form 8-K as filed by the Company with the Securities and Exchange Commission on November 2, 2011. This press release should be read in conjunction with such previously filed Form 8-K. The impact of the correction of these errors resulted in a decrease in net income of $5.9 million and a decrease in basic and fully-diluted earnings per share of $0.13 for the year ended December 31, 2010.

FTI CONSULTING, INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,
	2011	2010 (1)

Revenues	$390,713	$356,248

Operating expenses
Direct cost of revenues	233,005	207,959
Selling, general and administrative expense	92,932	88,222
Special charges	—	21,775
Acquisition-related contingent consideration	(9,004)	1,011
Amortization of other intangible assets	5,576	5,681

	322,509	324,648

Operating income	68,204	31,600

Other income (expense)
Interest income and other	895	(317)
Interest expense	(14,495)	(15,663)

	(13,600)	(15,980)

Income before income tax provision	54,604	15,620

Income tax provision	14,723	6,765

Net income	$39,881	$8,855

Earnings per common share - basic	$1.00	$0.20

Weighted average common shares outstanding - basic	39,932	45,110

Earnings per common share - diluted	$0.93	$0.19

Weighted average common shares outstanding - diluted	42,857	46,972

(1)	These amounts are revised based upon our completion of a re-examination of our historical practices regarding our accounting for compensation expense related to our Senior Managing Director Incentive Compensation Program and related agreements. In connection with this evaluation, we concluded that we had reported immaterial errors in prior period financial statements. Further information related to these immaterial errors can be found in the Current Report on Form 8-K as filed by the Company with the Securities and Exchange Commission on November 2, 2011. This press release should be read in conjunction with such previously filed Form 8-K. The impact of the correction of these errors resulted in a decrease in net income of $1.8 million and a decrease in basic and fully-diluted earnings per share of $0.04 for the three months ended December 31, 2010.

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010 (2)	2011	2010 (2)

Net income	$39,881	$8,855	$103,903	$65,984

Add backs:
Special charges, net of tax	—	15,553	9,285	32,733
Loss on early extinguishment of debt, net of tax	—	—	—	3,019

Adjusted net income (1)	$39,881	$24,408	$113,188	$101,736

Earnings per common share - diluted	$0.93	$0.19	$2.39	$1.38

Adjusted earnings per common share - diluted (1)	$0.93	$0.52	$2.60	$2.13

Weighted average number of common shares outstanding - diluted	42,857	46,972	43,473	47,664

(1)

We define adjusted net income and adjusted earnings per diluted share as net income and earnings per diluted share, respectively, excluding the impact of the special charges and loss on early extinguishment of debt that were incurred in that period, and their related income tax effects.

(2)

These amounts are revised based upon our completion of a re-examination of our historical practices regarding our accounting for compensation expense related to our Senior Managing Director Incentive Compensation Program and related agreements. In connection with this evaluation, we concluded that we had reported immaterial errors in prior period financial statements. Further information related to these immaterial errors can be found in the Current Report on Form 8-K as filed by the Company with the Securities and Exchange Commission on November 2, 2011. This press release should be read in conjunction with such previously filed Form 8-K.

RECONCILIATION OF OPERATING INCOME AND NET INCOME TO ADJUSTED EBITDA

(in thousands)

(unaudited)

Three Months Ended December 31, 2011	Corporate Finance / Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communi- cations	Corp HQ	Total

Net income							$39,881
Interest income and other							(895)
Interest expense							14,495
Income tax provision							14,723

Operating income	$36,153	$14,723	$15,326	$13,891	$5,615	$(17,504)	$68,204
Depreciation and amortization	863	844	669	2,761	754	1,184	7,075
Amortization of other intangible assets	1,450	567	399	1,997	1,163	—	5,576
Special charges	—	—	—	—	—	—	—

Adjusted EBITDA (1)	$38,466	$16,134	$16,394	$18,649	$7,532	$(16,320)	$80,855

Year Ended December 31, 2011

Net income							$103,903
Interest income and other							(6,304)
Interest expense							58,624
Income tax provision							49,224

Operating income	$78,923	$62,499	$60,890	$57,917	$19,066	$(73,848)	$205,447
Depreciation and amortization	3,480	3,423	2,552	11,168	2,997	4,962	28,582
Amortization of other intangible assets	5,795	2,419	1,493	7,926	4,738	—	22,371
Special charges	9,440	839	2,093	—	—	2,840	15,212

Adjusted EBITDA (1)	$97,638	$69,180	$67,028	$77,011	$26,801	$(66,046)	$271,612

Three Months Ended December 31, 2010 (2)

Net income							$8,855
Interest income and other							317
Interest expense							15,663
Income tax provision							6,765

Operating income	$20,364	$17,192	$12,101	$2,025	$(2,387)	$(17,695)	$31,600
Depreciation and amortization	940	853	549	2,872	774	1,208	7,196
Amortization of other intangible assets	1,593	723	296	1,832	1,237	—	5,681
Special charges	3,877	(534)	(147)	10,986	7,784	(191)	21,775

Adjusted EBITDA (1)	$26,774	$18,234	$12,799	$17,715	$7,408	$(16,678)	$66,252

Year Ended December 31, 2010 (2)

Net income							$65,984
Interest income and other							(4,423)
Interest expense							50,263
Loss on early extinguishment of debt							5,161
Income tax provision							41,407

Operating income	$88,499	$64,121	$39,180	$27,569	$11,602	$(72,579)	$158,392
Depreciation and amortization	3,736	3,325	2,418	13,397	3,226	5,232	31,334
Amortization of other intangible assets	6,463	3,653	1,216	7,479	5,099	—	23,910
Special charges	9,936	4,821	6,667	15,913	9,044	4,750	51,131

Adjusted EBITDA (1)	$108,634	$75,920	$49,481	$64,358	$28,971	$(62,597)	$264,767

(1)	We define Adjusted EBITDA as consolidated operating income before depreciation, amortization of intangible assets, and special charges. Amounts presented in the Adjusted EBITDA column for each segment reflect the segments’ respective Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as the segments' share of consolidated operating income before depreciation, amortization of intangible assets, and special charges. Although Adjusted EBITDA and Adjusted Segment EBITDA are not measures of financial condition or performance determined in accordance with generally accepted accounting principles ("GAAP"), we believe that these measures can be a useful operating performance measure for evaluating our results of operations as compared from period to period and as compared to our competitors. We use Adjusted EBITDA and Adjusted Segment EBITDA to evaluate and compare the operating performance of our segments.

Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Statements of Income. See also our reconciliation of non-GAAP financial measures.

(2)	These amounts are revised based upon our completion of a re-examination of our historical practices regarding our accounting for compensation expense related to our Senior Managing Director Incentive Compensation Program and related agreements. In connection with this evaluation, we concluded that we had reported immaterial errors in prior period financial statements. Further information related to these immaterial errors can be found in the Current Report on Form 8-K as filed by the Company with the Securities and Exchange Commission on November 2, 2011. This press release should be read in conjunction with such previously filed Form 8-K.

FTI CONSULTING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED December 31, 2011 and 2010

(in thousands)

	Year Ended December 31,
	2011	2010 (1)

Operating activities
Net income	$103,903	$65,984
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,582	31,334
Amortization and impairment of other intangible assets	22,371	47,666
Acquisition-related contingent consideration	(6,465)	1,190
Provision for doubtful accounts	12,586	10,720
Non-cash share-based compensation	37,352	35,246
Excess tax benefits from share-based compensation	(1,597)	(204)
Non-cash interest expense	8,439	12,670
Other	(471)	482
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(94,178)	(18,881)
Notes receivable	(3,781)	(22,159)
Prepaid expenses and other assets	3,933	1,136
Accounts payable, accrued expenses and other	11,472	18,611
Income taxes	22,227	8,033
Accrued compensation	38,073	9,357
Billings in excess of services provided	(8,618)	(6,131)

Net cash provided by operating activities	173,828	195,054

Investing activities
Payments for acquisition of businesses, net of cash received	(62,346)	(63,086)
Purchases of property and equipment	(31,091)	(22,600)
Proceeds from sale or maturity of short-term investments	—	15,000
Other	(211)	(400)

Net cash used in investing activities	(93,648)	(71,086)

Financing activities
Borrowings under revolving line of credit	25,000	20,000
Payments of revolving line of credit	(25,000)	(20,000)
Payments of long-term debt and capital lease obligations	(6,994)	(209,747)
Issuance of debt securities	—	390,445
Payments of debt financing fees	—	(3,054)
Cash received for settlement of interest rate swaps	5,596	—
Purchase and retirement of common stock	(209,400)	(40,634)
Net issuance of common stock under equity compensation plans	11,109	6,196
Excess of tax benefits from share-based compensation	1,597	204
Other	(637)	442

Net cash (used in) provided by financing activities	(198,729)	143,852

Effect of exchange rate changes on cash and cash equivalents	(1,598)	(2,122)

Net (decrease) increase in cash and cash equivalents	(120,147)	265,698
Cash and cash equivalents, beginning of period	384,570	118,872

Cash and cash equivalents, end of period	$264,423	$384,570

(1)

These amounts are revised based upon our completion of a re-examination of our historical practices regarding our accounting for compensation expense related to our Senior Managing Director Incentive Compensation Program and related agreements. In connection with this evaluation, we concluded that we had reported immaterial errors in prior period financial statements. Further information related to these immaterial errors can be found in the Current Report on Form 8-K as filed by the Company with the Securities and Exchange Commission on November 2, 2011. This press release should be read in conjunction with such previously filed Form 8-K.

FTI CONSULTING, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2011 AND DECEMBER 31, 2010

(in thousands, except per share amounts)

	December 31, 2011	December 31, 2010 (1)

Assets

Current assets

Cash and cash equivalents	$264,423	$384,570

Restricted cash	10,213	10,518

Accounts receivable:

Billed receivables	335,758	268,386

Unbilled receivables	173,440	120,896

Allowance for doubtful accounts and unbilled services	(80,096)	(63,205)

Accounts receivable, net	429,102	326,077

Current portion of notes receivable	26,687	28,397

Prepaid expenses and other current assets	30,448	28,174

Income taxes receivable	10,081	13,246

Total current assets	770,954	790,982

Property and equipment, net of accumulated depreciation	74,448	73,238

Goodwill	1,309,358	1,269,447

Other intangible assets, net of amortization	118,889	134,970

Notes receivable, net of current portion	81,748	76,539

Other assets	55,687	60,312

Total assets	$2,411,084	$2,405,488

Liabilities and Stockholders’ Equity
Current liabilities

Accounts payable, accrued expenses and other	$132,773	$105,864

Accrued compensation	180,366	143,971

Current portion of long-term debt and capital lease obligations	153,381	7,559

Billings in excess of services provided	19,063	27,836

Deferred income taxes	12,254	1,072

Total current liabilities	497,837	286,302

Long-term debt and capital lease obligations, net of current portion	643,579	785,563

Deferred income taxes	88,071	85,956

Other liabilities	75,395	80,061

Total liabilities	1,304,882	1,237,882

Stockholders’ equity

Preferred stock, $0.01 par value; shares authorized — 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized — 75,000; shares issued and outstanding — 41,484 (2011) and 46,144 (2010)	415	461

Additional paid-in capital	383,977	546,336

Retained earnings	778,202	674,299

Accumulated other comprehensive loss	(56,392)	(53,490)

Total stockholders’ equity	1,106,202	1,167,606

Total liabilities and stockholders’ equity	$2,411,084	$2,405,488

(1)

These amounts are revised based upon our completion of a re-examination of our historical practices regarding our accounting for compensation expense related to our Senior Managing Director Incentive Compensation Program and related agreements. In connection with this evaluation, we concluded that we had reported immaterial errors in prior period financial statements. Further information related to these immaterial errors can be found in the Current Report on Form 8-K as filed by the Company with the Securities and Exchange Commission on November 2, 2011. This press release should be read in conjunction with such previously filed Form 8-K.